Exhibit 99.1

FOR IMMEDIATE RELEASE

CLEARSIGN COMBUSTION CORPORATION ANNOUNCES $6,500,000

REGISTERED DIRECT OFFERING

SEATTLE, WA -- FEBRUARY 28, 2014 -- ClearSign Combustion Corporation (Nasdaq: CLIR), a Washington corporation, today announced that it has entered into subscription agreements with certain institutional investors to sell approximately $6.5 million of its common stock in a registered direct offering.

Under the terms of the subscription agreements, the Company will issue an aggregate of 812,500 shares of common stock at a price of $8.00 per share. The closing of the funding is expected to take place on or about March 5, 2014, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from this offering for research and development, protection of intellectual property, business development and marketing, and for working capital and general corporate purposes.

Brean Capital LLC acted as the sole placement agent in connection with the transaction.

A registration statement relating to the shares described above was previously filed with and has become effective by rule of the Securities and Exchange Commission (SEC). A final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC's website at http://www.sec.gov. Copies of the final prospectus supplement and related prospectus, when available, may be obtained from Brean Capital, LLC, 1345 Avenue of the Americas, 29th Floor, New York 10105, or by telephone at 212-702-6500 or by e-mail at syndicate@breancapital.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the shares in any state or other jurisdiction which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About ClearSign Combustion Corporation

ClearSign Combustion Corporation designs and develops technologies that aim to improve key performance characteristics of combustion systems including energy efficiency, emissions control, fuel flexibility and overall cost effectiveness. Our Duplex™ Burner Architecture and Electrodynamic Combustion Control™ (ECC™) platform technologies improve control of flame shape and heat transfer and optimize the complex chemical reactions that occur during combustion in order to minimize harmful emissions. For more information about the Company, please visit www.clearsign.com

ClearSign Combustion Corporation Announces $6,500,000 Registered Direct Offering February 28, 2014 Page 2

Cautionary note on forward-looking statements

This press release includes forward-looking information and statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events that are based on management's belief, as well as assumptions made by, and information currently available to, management. While we believe that our expectations are based upon reasonable assumptions, there can be no assurances that our goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect our actual results and may cause results to differ materially from those expressed in forward-looking statements made by us or on our behalf. Some of these factors include the acceptance of existing and future products, the impact of competitive products and pricing, general business and economic conditions, and other factors detailed in our Quarterly Report on Form 10-Q and other periodic reports filed with the SEC. We specifically disclaim any obligation to update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

CONTACT:

Media Contact:

Bronwyn Wallace,

Hill+Knowlton Strategies

(713) 752-1929

bronwyn.wallace@hkstrategies.com

Investor Relations:

(206) 673-4848

investors@clearsign.com